Exhibit 32.1

CERTIFICATION

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the fiscal year ended June 30, 2020 of Integrated BioPharma, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christina Kay and Riva Sheppard, Co-Chief Executive Officers of Integrated BioPharma, Inc. (the "Company"), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to their knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 23, 2020	By: /s/ Christina Kay
Christina Kay
Co-Chief Executive Officer

Date: September 23, 2020	By: /s/ Riva Sheppard
Riva Sheppard
Co-Chief Executive Officer